Exhibit 32.1

Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Moving Box Inc. (the "Company") on Form 10-K for the year ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Riccardo Delle Coste, the Principal Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2012	/s/Riccardo Delle Coste
President and Chief Executive Officer (Principal Executive Officer)